Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

AEROGROW INTERNATIONAL, INC.

A Nevada corporation

Adopted by the Board of Directors

as of

February 26, 2021

AMENDED AND RESTATED BYLAWS

OF

AEROGROW INTERNATIONAL, INC.

A Nevada corporation

i

ii

AEROGROW INTERNATIONAL, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

MEETING OF STOCKHOLDERS

SECTION 1.    ANNUAL MEETING.

The annual meeting of the stockholders of this Corporation, for the purpose of fixing or changing the number of directors of the Corporation, electing directors and transacting such other business as may come before the meeting, shall be held on such date, at such time and at such place as may be designated by the Board of Directors.

SECTION 2.    SPECIAL MEETINGS.

Special meetings of the stockholders may be called at any time by the president, a vice president or a majority of the Board of Directors acting with or without a meeting, or the holder or holders of one-half of all the shares outstanding and entitled to vote thereat.

SECTION 3.    PLACE OF MEETINGS.

Meetings of stockholders shall be held at the principal office of the Corporation, unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Nevada and causes the notice thereof to so state.

SECTION 4.    NOTICES OF MEETINGS.

Unless waived, a written, printed, or typewritten notice of each annual or special meeting, stating the day, hour and place and the purpose or purposes thereof shall be served upon or mailed to each stockholder of record entitled to vote or entitled to notice, not more than sixty (60) days nor less than ten (10) days before any such meeting. If mailed, it shall be directed to a stockholder at his or her address as the same appears on the records of the Corporation. If a meeting is adjourned to another time or place, no further notice as to such adjourned meeting need be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law for the determination of the stockholders who are entitled to receive notice of or to vote at any meeting of stockholders or for any purpose permitted by law.

SECTION 5.    WAIVER OF NOTICE.

Notice of the time, place and purpose or purposes of any meeting of stockholders may be waived in writing, either before or after the holding of such meeting, by any stockholder.

SECTION 6.    QUORUM.

At any meeting of stockholders, the holders of a majority in amount of shares of the Corporation then outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for such meeting, but no action required by law, the Articles of Incorporation or these Bylaws to be authorized or taken by the holders of a designated proportion of the shares of any particular class, or of each class, may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting in person or by proxy may adjourn such meeting from time to time, and at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

SECTION 7.    ORGANIZATION.

At each meeting of the stockholders, the president, or, in the absence of the president, a chairman chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote, shall act as chairman. The secretary of the Corporation, or, if the secretary of the Corporation is not present, the assistant secretary, or if the secretary and the assistant secretary are not present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

SECTION 8.     STOCKHOLDERS ENTITLED TO VOTE.

Every stockholder of record shall be entitled at each meeting of stockholders to one vote for each share standing in his name on the books of the Corporation.

A corporation owning shares in this Corporation may vote the same by its chairman or vice chairman of the Board, its president, a vice president, its secretary or its treasurer, and such director or officer shall conclusively be deemed to have authority to vote such shares and to execute any proxies and written waivers and consents in relation thereto, unless, before a vote is taken or a consent or waiver is acted upon, it shall be made to appear by a certified copy of the regulations, bylaws or resolution of the Board of Directors of the corporation owning such shares that such authority does not exist or is vested in some other director, officer or person.

SECTION 9.    STOCKHOLDER VOTING.

At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors.    Such election may be by ballot or viva vice, as the stockholders may determine. All other questions shall be determined by a majority vote of the shares entitled to vote and represented at the meeting in person or by proxy, unless for any particular purpose the vote of a greater proportion of the shares or of any particular class of shares, or of each class, is otherwise required by law, the Articles of Incorporation or these Bylaws.

SECTION 10.    PROXIES.

At meetings of the stockholders, any stockholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of six months after the date of its execution, unless coupled with an interest or the stockholder executing it shall have specified therein the length of time it is to continue in force, which in no case shall exceed seven years from the date of its execution.

SECTION 11.    ORDER OF BUSINESS AND PROCEDURE.

The order of business at all meetings of the stockholders and all matters relating to the manner of conducting the meeting shall be determined by the chairman of the meeting, whose decisions may be overruled only by majority vote of the stockholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary for follow any manual or parliamentary procedure.

SECTION 12.    TELEPHONIC CONFERENCE.

Stockholders may hold and participate in a meeting by means of telephonic conference network or similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at such minutes thereof. The minutes may be signed in counterparts.

SECTION 13.    VOTING BY WRITTEN CONSENT.

Any action which may be taken by the stockholders at an annual or special meeting may be taken without a meeting, without prior notice and without a vote, if stockholders holding the minimum number of votes necessary to take such action (and, in any case, stockholders holding at least a majority of the voting power of the Corporation) shall sign a consent in writing setting forth such action; provided, however, that stockholders who have not consented in writing shall be notified promptly of the taking of such corporate action, and that copies of such consents shall be filed with the minutes of the proceedings of the stockholders.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.    GENERAL POWERS OF BOARD.

The powers of the Corporation shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided by the law of Nevada or in the Articles of Incorporation.

SECTION 2.    NUMBER AND QUALIFICATION.

The number of directors of the corporation, none of whom need be stockholders or residents of Nevada, shall be such number as the stockholders shall at the time have designated, except that in the absence of any such designation, such number shall be one. The number of directors may be fixed or changed only by the vote of holders of shares representing a majority of the voting power at any annual meeting, or any special meeting called for that purpose.

SECTION 3.    TERM OF OFFICE.

Unless he shall earlier resign, be removed as hereinafter provided, die, or be adjudged mentally incompetent, each director shall hold office until the adjournment of the annual meeting of stockholders for the election of directors next succeeding his election, or if for any reason the election of directors shall not be held at such annual meeting or any adjournment thereof, until the election of directors held thereafter as provided for in Section 2 of Article I of these Bylaws and until his successor is elected and qualified.

SECTION 4.    REMOVAL.

Any director may be removed without cause at any special meeting of stockholders called for such purpose by the vote of the holders of at least two-thirds of the voting power entitling them to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fulfill the unexpired term of any director removed shall be deemed to create a vacancy in the Board.

SECTION 5.    RESIGNATIONS.

Any director of the Corporation may resign at any time by giving written notice to the president or the secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.    VACANCIES.

Vacancies in the Board of Directors may be filled by a majority vote of the stockholders by action at a meeting or written consent. Within the meaning of this Section, a vacancy exists if the stockholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or if the stockholders fail at any time to elect the whole authorized number of directors. Any directors elected under the provisions of this Section 6 shall serve until the next annual election of directors and until their successors are elected and qualified.

SECTION 7.    REGULAR MEETINGS.

Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Nevada, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

SECTION 8.    SPECIAL MEETINGS.

Special meetings of the Board of Directors may be called by two-thirds of the directors then in office or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than three days before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 9.    QUORUM AND VOTING.

At all meetings of the directors fifty percent of all of the authorized directors of the Corporation shall constitute a quorum, but less than fifty percent of the authorized directors may adjourn a meeting of the directors from time to time, and at adjourned meetings any business may be transacted as if the meeting had been held as originally called. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise provided by law, the Articles of Incorporation or these Bylaws.

SECTION 10.    COMPENSATION.

Directors shall be entitled to receive for services and expenses, such reasonable compensation as the Board of Directors may determine by the affirmative vote of a majority of those directors in office. The Board of Directors may also delegate its authority to establish reasonable compensation for directors to one or more officers or directors by the affirmative vote of a majority of those directors in office. Any vote taken by the Board of Directors with respect to director compensation shall be effective irrespective of the financial or personal interest of the directors involved.

SECTION 11.    COMMITTEES OF THE BOARD OF DIRECTORS.

The Board of Directors may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Each such committee shall act only in the intervals between meetings of the Board of Directors and shall be subject at all times to the control and direction of the Board of Directors. Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Any such committee shall keep written minutes of its meetings and report same to the Board of Directors prior to or at the next regular meeting of the Board of Directors. Any act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors and any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum; and all matters shall be determined by the affirmative vote of all the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE III

OFFICERS

SECTION 1.    GENERAL PROVISIONS.

The officers of the Corporation shall be a president, such number of vice presidents as the Board may from time to time determine, a secretary, a treasurer and such other officers as the directors may elect. Except as specifically provided in these Bylaws, the directors shall determine the duties and term of each of the officers of the Corporation and shall be responsible for the designation of the corporation’s chief executive officer. Officers need not be stockholders of the Corporation and may be paid such compensation as the Board of Directors may determine. Any person may hold any two or more offices and perform the duties thereof. If one person is chosen to hold the offices of secretary and treasurer, he or she shall be known as secretary-treasurer of the Corporation. All the duties and obligations assigned to, and all the references made to, both the secretary and the treasurer in these Bylaws shall apply to the secretary-treasurer if one person be elected to both of these offices.

SECTION 2.    ELECTION, TERM OF OFFICE, AND QUALIFICATION.

The officers of the Corporation named in Section 1 of this Article III shall be elected by the Board of Directors present and constituting a quorum for an indeterminate term and shall hold office at the pleasure of the Board of Directors. The qualifications of all officers shall be such as the Board of Directors may see fit to impose.

SECTION 3.    ADDITIONAL OFFICERS, AGENTS, ETC.

In addition to the officers mentioned in Section 1 of this Article III, the Corporation may have such other officers, committees, agents, and factors as the Board of Directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers, committees, agents or factors. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

SECTION 4.    REMOVAL.

Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting of the Board, the notices (or waivers of notice) of which shall have specified that such removal action was to be considered.

Any officer appointed not by the Board of Directors but by an officer or committee to which the Board shall have delegated the power of appointment may be removed, with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

SECTION 5.    RESIGNATIONS.

Any officer may resign at any time by giving written notice to the Board of Directors, or to the president, or to the secretary of the Corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.    VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these Bylaws for regular appointments or elections to such office.

SECTION 7.    ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.

Unless otherwise directed by the Board of Directors, the president or any vice president shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE IV

DUTIES OF OFFICERS

SECTION 1.    THE PRESIDENT.

The president shall manage and have general supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall not be required to be a member of the Board of Directors. He shall, if present, preside at all meetings of the stockholders and of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to the notice of the Board. He may sign with the secretary, the treasurer, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares in the Corporation. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him in the ordinary conduct of the Corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and he may cause the seal of the Corporation, if any, to be affixed to any instrument requiring the same; and, in general, perform all duties as from time to time may be assigned to him by the Board of Directors. In case the president for any reason shall be unable to attend to any of his duties, such duties may be performed by any vice president of the Corporation.

SECTION 2.    VICE PRESIDENTS.

The vice presidents shall perform such duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or the president. At the request of the president or in the case of the absence or disability of the president, the vice president designated by the Board of Directors shall perform all the duties of the president, and when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments shall be coordinated with like authority of the president.

SECTION 3.    THE TREASURER.

If required by the Board of Directors, the treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such sureties as the Board of Directors shall determine. He or she shall:

(a)

Have charge and custody of, and be responsible for, all funds, securities, notes, contracts, deeds, documents and all other indicia of title in the Corporation and valuable effects of the Corporation; receive and give receipts for moneys due and payable to the name of the Corporation in such banks, trust companies or other depositories as shall be selected by or pursuant to the direction of the Board of Directors; cause such funds to be discharged by checks or drafts on the authorized depositories of the Corporation, signed as the Board of Directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys to be disbursed;

(b)

Have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same;

(c)

Keep or cause to be kept at the principal office or such other office or offices of the Corporation as the Board of Directors shall from time to time designate correct records of the business and transactions of the Corporation and exhibit such records to any of the directors of the Corporation upon application at such office;

(d)	Have charge of the audit and statistical departments of the Corporation;

(e)

Render to the president or the Board of Directors whenever they shall require him or her so to do an account of the financial condition of the Corporation and of all his or her transactions as treasurer and as soon as practicable after the close of each fiscal year, make and submit to the Board of Directors a like report for such fiscal year; and

(f)	Exhibit at all reasonable times his or her cash books and other records to any of the directors of the Corporation upon application.

SECTION 4.    THE SECRETARY.

The secretary shall:

(a)	Keep the minutes of all meetings of the stockholders and of the Board of Directors in one or more books provided for that purpose;

(b)	See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c)

Be custodian of the corporate records and, if one is provided, of the seal of the Corporation, and see that such seal is affixed to all certificates for shares prior to the issue thereof and to all other documents to which the seal is required to be affixed and the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws;

(d)

Have charge, directly or through such transfer agent or transfer agents and registrar or registrars as the Board of Directors shall appoint, of the issue, transfer and registration of certificates for shares in the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of such shares in the Corporation issued and outstanding, the manner in which and time when such stock was paid for, the names and addresses of the holders of record thereof, the number and classes of shares held by each, and the time when each became such holder of record;

(e)	Exhibit at all reasonable times to any directors, upon application, the aforesaid records of the issue, transfer and registration of such certificates;

(f)

Sign (or see that the treasurer or other proper officer of the Corporation thereunto authorized by the Board of Directors shall sign), with the president or any vice president, certificates for shares in the Corporation;

(g)	See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

(h)	In general, perform all duties incident to the officer of secretary and such other duties as from time to time may be assigned to him or her by the president or the Board of Directors.

In the event the Board of Directors shall elect an assistant secretary, he or she shall perform such duties as are conferred upon him or her by the officers of the Corporation, or the Board of Directors, and in the absence or the inability of the secretary to act, shall perform all duties of the secretary and when so acting shall have all the powers of the secretary.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.    INDEMNIFICATION.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against all expenses (including attorneys fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue or matter therein, to the fullest extent permitted by the laws of Nevada as they may exist from time to time.

SECTION 2.    INSURANCE.

The proper officers of the Corporation, without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability whether or not the Corporation would have the power to indemnify that person against any such expense, liability or loss under the laws of Nevada as they may exist from time to time.

SECTION 3.    ERISA.

To assure indemnification under this provision of all such persons who are or were “fiduciaries” of an employee benefit plan governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974”, as amended from time to time, this Article V shall, for the purposes hereof be interpreted as follows: an “other enterprise” shall be deemed to include an employee benefit plan; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed “fines”; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

SECTION 4.    CONTRACTUAL NATURE.

The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

SECTION 5.    CONSTRUCTION.

For the purposes of this Article 5, references to “the Corporation” include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

SECTION 6.    NON-EXCLUSIVE.

The Corporation may indemnify, or agree to indemnify, any person, and pay any expenses, including attorneys’ fees in advance of final disposition of any action, suit or proceeding, if such indemnification and/or payment is approved by the vote of the stockholders, disinterested directors, or is in the opinion of independent legal counsel selected by the Board of Directors for an indemnitee who acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation.

ARTICLE VI

SEAL

The Board of Directors may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, and the words “Seal” and “Nevada”.

ARTICLE VII

AMENDMENT OF BYLAWS

SECTION 1.    AMENDMENTS BY STOCKHOLDERS.

The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

SECTION 2.    AMENDMENTS BY THE BOARD OF DIRECTORS.

The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of Bylaws which shall not be amended by the Board.

ARTICLE VIII

SHARES AND THEIR TRANSFERS

SECTION 1.    CERTIFICATE FOR SHARES.

Every owner of one or more shares in the Corporation shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of paid-up shares in the Corporation owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by any officer of the Corporation and the seal of the Corporation, if any, may be affixed thereto. A record shall be kept of the name of the person, firm or corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so canceled, except in cases provided for in Section 2 of this Article VIII.

SECTION 2.    LOST, DESTROYED AND MUTILATED CERTIFICATES.

If any certificates for shares in this Corporation become worn, defaced or mutilated but are still substantially intact and recognizable, the Board of Directors, upon production and surrender thereof, shall order the same canceled and shall issue a new certificate in lieu of same. The holder of any shares in the Corporation shall immediately notify the Corporation if a certificate therefor shall be lost, destroyed or mutilated beyond recognition, and the Board of Directors may, in its discretion, require the owner of the certificate which has been lost, destroyed or mutilated beyond recognition, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of the State of Nevada in such case made and provided.

SECTION 3.    TRANSFERS OF SHARES.

Transfers of shares in the Corporation shall be made only on the books of the Corporation by the registered holder thereof, his legal guardian, executor or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares. The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 4.    REGULATIONS.

The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares in the Corporation. It may appoint one or more transfer or one or more registrars or both, and may require all certificates for shares to bear the signature of either or both.

ARTICLE IX

DEPOSITORIES, CONTRACTS AND OTHER INSTRUMENTS

SECTION 1.    DEPOSITORIES.

The president and any vice president of the Corporation are each authorized to designate depositories for the funds of the Corporation deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time, to change such depositories, signatories and conditions, with the same force and effect as if each such depository, the signatories and conditions with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and the president or any vice president of the Corporation, shall be entitled to rely upon the certificate of the secretary or any assistant secretary of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

SECTION 2.    EXECUTION OF INSTRUMENTS GENERALLY.

Except as provided in Section 1 of this Article IX, all contracts and other instruments requiring execution by the Corporation may be executed and delivered by the president or any vice president and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.